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                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES COMPUTATION
(in thousands except ratio of earnings to fixed charges)

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                                                                           SIX MONTHS ENDED
                                                                            JUNE 30, 2004
                                                                           ----------------
                                                                              (Restated)
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EARNINGS:
Income from continuing operations before income taxes and
    minority interest....................................................    $  53,002
Portion of rents representative of interest expense......................        2,952
Interest on indebtedness, including amortization of deferred loan costs..       58,933
Amortization of capitalized interest.....................................        1,864
Minority interest in pre-tax income of subsidiaries that have not
    incurred fixed charges...............................................         (997)
                                                                             ---------
          Earnings, as adjusted..........................................    $ 115,754
                                                                             ---------
FIXED CHARGES:
Portion of rents representative of the interest factor...................    $   2,952
Interest on indebtedness, including
    amortization of deferred loan costs..................................       58,933

Capitalized interest.....................................................          600
                                                                             ---------

         Total fixed charges.............................................     $ 62,485
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         RATIO OF EARNINGS TO FIXED CHARGES..............................          1.9x
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